UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 14, 2006
Cyberkinetics Neurotechnology Systems, Inc.
(Exact name of registrant specified in charter)

Delaware (State of Incorporation)	000-50505 (Commission File Number)	13-4287300 (IRS Employer Identification No.)
100 Foxborough Blvd., Suite 240
Foxborough, MA 02035
(Address of principal executive offices) (Zip Code)
508-549-9981
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement
Cyberkinetics Neurotechnology Systems, Inc. (the “Company”) entered into a Merger Agreement dated February 14, 2006, as more fully discussed in Item 2.01.
On February 13, 2006, the Company’s Board of Directors (the “Board”) authorized the Company to enter into an Employment Agreement (the “Agreement”) with Mark Allen Carney, the Company’s Executive Vice President in connection with the Company’s acquisition of Andara Life Science, Inc., an Indiana corporation (“Andara”). The Agreement became effective on February 14, 2006. During the term of Agreement, Mr. Carney will earn a base salary of no less than $212,000 per annum (or such higher amount as the Compensation Committee of the Board may establish), to be reviewed annually. He is also eligible to receive an annual cash bonus of up to $100,000, based on objectives mutually agreed upon by the Board, the Compensation Committee and the President and CEO. The Agreement shall terminate upon the death or disability of Mr. Carney; provided, however, that the Company may terminate Mr. Carney’s employment immediately “for cause” with no further obligations. If the Company terminates Mr. Carney’s employment “without cause,” he will be entitled to twelve (12) months of severance pay at rate of one hundred percent (100%) of his monthly salary and a bonus equal to the average of the annual cash bonus earned in each of the two (2) fiscal years prior to his termination. A copy of the Agreement is attached hereto as Exhibit 10.1.
Mr. Carney was also granted a ten-year option (the “Option Award”) to purchase up to 100,000 shares of Common Stock on February 14, 2006 at a per share exercise price of $1.43. The Common Stock underlying the Option Award vests (i) 25% on the first anniversary of the date of grant; and (ii) an additional 6.25% each three months thereafter.
Item 2.01 Completion of Acquisition or Disposition of Assets
Pursuant to an Agreement and Plan of Merger dated February 14, 2006 (the “Merger Agreement”), among the Company, Andara and Andara Acquisition Corp., a wholly-owned subsidiary of the Company, (“Acquisition”), on the filing of a Certificate of Merger in the State of Delaware and Articles of Merger in the State of Indiana, Acquisition merged with and into Andara and all of the issued and outstanding capital stock of Andara was exchanged for an aggregate of 3,029,801 shares of the common stock, $0.001 par value per share (“Common Stock”) of the Company, of which 993,377 shares of Common Stock were issued pursuant to a restricted stock award and subject to forfeiture. As a result of the merger, Andara became a wholly-owned subsidiary of the Company. See Item 3.02.
In connection with the Merger, the Company issued an aggregate of 3,029,801 shares of Common Stock with a deemed value of $4,575,000.00 or $1.51 per share (the “Shares”). The per share price was determined by calculating the average of the 30 day trailing closing price of the Common Stock on the OTCBB, ending with the closing price per share on February 8, 2006. On February 14, 2006, the Common Stock closed at $1.43. Of the Shares, 993,377 shares, with a deemed value of $1,500,000.00 (the “Restricted Stock”), were issued subject to forfeiture pursuant to the terms of a restricted stock agreement. The Restricted Stock is subject to forfeiture if certain specific milestones are not achieved by the surviving corporation within thirty-six (36) months of the Merger.
A copy of the press release announcing the acquisition of Andara is attached hereto as Exhibit 99.1. A copy of the Merger Agreement will be filed with the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005.
Item 3.02 Unregistered Sales of Equity Securities
In connection with the Merger described in Item 2.01, the Company issued an aggregate of 3,029,801 shares of Common Stock. Of the Common Stock issued, 993,377 shares were issued subject to forfeiture pursuant to the terms of a restricted stock agreement. These shares will be forfeited if certain specific milestones are not achieved by the surviving corporation within thirty-six (36) months of the Merger.
The issuance of the Shares was exempt from the registration requirements of the Securities Act of 1933 (the “Act”), as amended, pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D, as a transaction not involving a public offering, based on the fact that there were a limited number of investors and no general solicitation or advertisements were employed in connection with the issuance of the Shares. Each of the investors represented to the Company that he had sufficient knowledge and experience in finance and business matters to evaluate the risks and merits of the investment, or had sufficient resources to be able to bear the economic risk of acquiring the Shares; had access to the type of information normally provided in a prospectus; and agreed not to resell or distribute the securities to the public.

Item 5.02 Departure of Directors or Principal Officers: Election of Directors: Appointment of Principal Officers.
In connection with the Merger, effective February 14, 2006, the Board elected Mark Allen Carney, former President and Chief Executive Officer of Andara, as an Executive Vice President of the Company and appointed him as a member of the Board. He will serve as a Director until the next annual meeting of stockholders and until his successor is duly elected and qualified.
Mr. Carney’s experience includes senior leadership and investment roles in outsourcing of information technology and business process services for the health care, provider and payor markets. He also founded and sold a leading catastrophic medical management firm and founded and led a variety of health payor organizations. Mr. Carney has been involved in U.S. and international roles in operations, finance, business development and strategy in start-up, turnaround and high growth companies. He is also experienced in mergers and acquisitions, venture funding and boardroom -shareholder relations. Mr. Carney has a B.S. degree from Purdue University.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
Any financial statements of Andara required to be filed with the Securities and Exchange Commission will be filed no later than 71 calendar days after the date this report is required to be filed, pursuant to the instructions set forth in Item 9.01 of Form 8-K.
(b) Pro Forma Financial Information.
Any pro forma financial information of Andara required to be filed with the Securities and Exchange Commission will be filed no later than 71 calendar days after the date this report is required to be filed, pursuant to the instructions set forth in Item 9.01 of Form 8-K.
(c) Exhibits:
10.1	Employment Agreement with Mark Allen Carney dated February 14, 2006.

99.1	Press Release of Cyberkinetics Neurotechnology Systems, Inc. dated February 15, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberkinetics Neurotechnology Systems, Inc.

	By:	/s/ Timothy R. Surgenor
	Name:	Timothy R. Surgenor
	Title:	President

Dated: February 21, 2006

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